Exhibit 99.1

MKS Instruments Announces Agreement to Acquire Electro Scientific Industries, Inc.

•	Complementary Solutions Broaden Position in Key Industrial Markets

•	Acquiring a Leading Laser System Supplier, Advancing ‘Surround the WorkpieceSM’ Offerings

•	Expands MKS’ Addressable Market by $2.2 Billion

ANDOVER, Mass., October 30, 2018 — (GLOBE NEWSWIRE) — MKS Instruments, Inc. (NASDAQ:MKSI) (“MKS”), a global provider of technologies that enable advanced processes and improve productivity, and Electro Scientific Industries, Inc. (NASDAQ:ESIO) (“ESI”), an innovator in laser-based manufacturing solutions for the micro-machining industry, today announced that they have entered into an agreement for MKS to acquire ESI for $30.00 per share. The all-cash transaction is valued at approximately $1 billion.

The combined company is expected to have approximately $2.2 billion in pro forma annual revenue, based on the two companies’ calendar 2017 historical results. The transaction is expected to be accretive to MKS’ Non-GAAP net earnings and free cash flow during the first 12 months post-closing. The combined company expects to realize $15 million in annualized cost synergies within 18 to 36 months.

“We believe the ESI acquisition will help us deliver on one of our long-term strategic objectives, which is to broaden our base as a technical solutions provider to additional customers and markets.” said MKS CEO Gerald Colella. “We anticipate that the addition of ESI will strengthen our expertise in the photonics and optics markets, enabling us to develop systems that provide rich and robust solutions to meet the challenges of evolving technology needs. We expect to further progress our philosophy of “Solve Together. Succeed Together” by bringing the best technologies and high quality, reliable solutions in partnership with our customers, as we have demonstrated with the Newport acquisition.”

MKS anticipates the acquisition will further advance the MKS strategy to enhance our Surround the WorkpieceSM offerings by adding extraordinary systems expertise and deep technical understanding of laser materials processing interactions. ESI’s leadership in Printed Circuit Board processing systems and other capabilities will provide MKS the opportunity to accelerate the roadmaps and performance of our laser, motion, and photonics portfolio. In addition, ESI brings a new platform of industrial markets enabling MKS to leverage its expertise more broadly.

“We believe this combination will provide significant value for ESI’s customers, as well as create exciting opportunities for our employees,” said Michael Burger, President and Chief Executive Officer of ESI. “Over the years, MKS’ solutions have helped us improve our offerings for the Printed Circuit Board processing market. I anticipate that the continued close collaboration and expertise of these two outstanding companies will create even better and more valuable solutions for our customers.”

MKS intends to fund the transaction with a combination of available cash on hand and up to $650 million in committed term loan debt financing. On a pro forma basis, as if the transaction closed on June 30, 2018, we expect the combined company to have a strong balance sheet with combined pro forma net cash and investments of approximately

$400 million and total term loan debt outstanding of $1 billion. This would result in pro forma trailing twelve month leverage, defined as debt to Adjusted EBITDA of 1.3 times and pro forma net leverage of 0.8 times. Actual leverage ratios will depend upon a number of factors and shall be determined at the time of the closing. The company has also obtained a commitment to upsize its asset based revolving credit facility to $100 million.

The transaction has been unanimously approved by the MKS and ESI boards of directors and is subject to customary closing conditions, including regulatory approvals and approval by ESI’s shareholders, and is expected to close in the first quarter of 2019.

Lazard is acting as financial advisor, Barclays is acting as a financial advisor and lead bank, and WilmerHale is acting as legal advisor to MKS. Stifel is acting as financial advisor and Wilson Sonsini Goodrich & Rosati P.C. is acting as legal advisor to ESI.

Conference Call Details

MKS will hold a conference call to discuss this announcement on October 30, 2018 at 8:00 a.m. (Eastern Time). To participate in the conference call, please dial +1 877-709-8150 for domestic callers and +1 201-689-8354 for international callers, and an operator will connect you. Participants should then ask to join the MKS Instruments conference call. A live and archived webcast of the call will be available on MKS’ website at www.mksinst.com.

Use of Non-GAAP Financial Results

This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). Non-GAAP measures exclude amortization of acquired intangible assets, asset impairments, costs associated with completed and announced acquisitions, acquisition integration costs, an inventory step-up adjustment related to an acquisition, restructuring charges, certain excess and obsolete inventory charges, fees and expenses related to the re-pricings of our term loan, amortization of debt issuance costs, net proceeds from an insurance policy, costs associated with the sale of a business, the tax effect of the 2017 Tax Cut and Jobs Act, the tax effect of legal entity restructurings, other discrete tax benefits and charges, and the related tax effect of these adjustments. These Non-GAAP measures should be viewed in addition to, and not as a substitute for, MKS’ reported results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration control and optics. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, research and defense. Additional information can be found at www.mksinst.com.

About ESI

ESI’s manufacturing systems are designed to enable manufacturers of electronic components and devices to improve their production capabilities and commercialize technologies through laser processing. ESI’s systems deliver more control, greater flexibility and more precise processing of a wider range of materials. The result is higher production quality, faster throughput and higher backend yields, allowing customers to more easily meet new and challenging customer requirements, consistently meet aggressive production goals and better control costs. ESI is headquartered in Portland, Oregon, with global operations from the Pacific Northwest to the Pacific Rim.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ESI plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Additionally, MKS and ESI will file other relevant documents with the SEC in connection with the transaction. The Proxy Statement and other documents to be filed with the SEC by MKS and ESI will contain important information about MKS, ESI, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement and other documents to be filed with the SEC by MKS and ESI carefully when they are available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by MKS and ESI through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from ESI by visiting the Investor Relations section of ESI web site (www.esi.com) or by directing a request to ESI, Attn: Investor Relations, at 13900 N.W. Science Park Drive, Portland, Oregon 97229.

MKS and ESI, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding MKS’ directors and executive officers is contained in MKS’ Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement dated March 28, 2018, which are filed with the SEC. Information regarding ESI’s directors and executive officers is contained in ESI’s Form 10-K for the fiscal year ended March 31, 2018 and its proxy statement dated July 10, 2018, which are filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts disclosed in each company’s respective proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other documents to be filed with the SEC by MKS and ESI when they are available.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this release regarding the proposed transaction between MKS and ESI, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MKS’ or ESI’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should also be considered to be forward-looking statements. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are: the ability of the parties to complete the transaction; the risk that the conditions to the closing of the transaction, including receipt of required regulatory approvals and approval of ESI shareholders, are not satisfied in a timely manner or at all; litigation relating to the transaction; unexpected costs, charges or expenses resulting from the transaction; the risk that disruption from the proposed transaction materially and adversely affects the respective businesses and operations of MKS and ESI; the ability of MKS to realize the anticipated synergies, cost savings and other benefits of the proposed transaction, including the risk that the anticipated benefits from the proposed transaction may not be realized within the expected time period or at all; competition from larger or more established companies in the companies’ respective markets; MKS’ ability to successfully grow ESI’s business; potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the transaction; the ability of MKS to retain and hire key employees; legislative, regulatory and economic developments, including changing conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, the economy in general as well as fluctuations in net sales to MKS’ and ESI’s existing and prospective customers; the challenges, risks and costs involved with integrating the operations of the companies we have acquired, including ESI and our most recent acquisition of Newport Corporation; potential fluctuations in quarterly results, the terms of our term loan and the availability and terms of the financing to be incurred in connection with the transaction; dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC and in ESI’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and its most recent quarterly report filed with the SEC. MKS and ESI are under no obligation to, and expressly disclaim any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

###

Company Contact: Seth H. Bagshaw

Senior Vice President, Chief Financial Officer and Treasurer

Telephone: 978.645.5578

Email: seth_bagshaw@mksinst.com

Investor Relations Contact: The Blueshirt Group

Monica Gould

Telephone: 212.871.3927

Email: monica@blueshirtgroup.com

Lindsay Savarese

Telephone: 212.331.8417

Email: lindsay@blueshirtgroup.com